                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 24, 1999


                         ASIA MEDIA COMMUNICATIONS, LTD.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




    Nevada                        0-23462                  88-0207089
------------                   ------------               ------------
(State or Other                 (Commission               (IRS Employer
Jurisdiction of                   File No.)            Identification No.)
Incorporation)


712 Fifth Avenue, 7th Floor, New York, NY 10019
-----------------------------------------------
(Address of Principal Executive Offices)



Registrant's telephone number, including area code (212) 582-3400
                                                   ---------------


                                      None
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

        Prior to the acquisition described in Item 2 below (the "Acquisition") and the exercise of the warrant described in Item 5 below (the "Warrant"), D-Vine Investment Partners, a partnership between Edward J. Tobin and Christopher F. Brown, owned 36,567 shares of Registrant's common stock, representing approximately 66.1% of the total issued and outstanding shares of Registrant's common stock. Accordingly, D-Vine Investment Partners controlled the Registrant. In connection with the Acquisition, Registrant issued an aggregate of 8,500,000 shares of its common stock and none of the recipients owns 10% or more of the Registrant's total issued and outstanding shares of common stock, except for Star Channel Systems Sdn Bhd, a corporation of which T.S. Wong owns 82.3% of the voting stock, which owns 2,203,170 shares of Registrant's common stock (approximately 24.3% of the total outstanding), and Neutron Enterprises Inc. a corporation wholly owned by Chew Gaik Sim, which owns 1,700,000 shares of Registrant's common stock (approximately 18.8% of the total outstanding). As a result of such issuance and the issuance of 500,000 shares of Registrant's common stock upon exercise of the Warrant, D-Vine Investment Partner's percentage ownership of the Registrant was reduced to less than 1% of the total issued and outstanding shares of common stock. Therefore, D-Vine Investment Partners no longer controls Registrant. See Item 2 below.

        In connection with the Acquisition, the following changes occurred in the directors and officers of the Registrant: Christopher F. Brown and Thomas Tuttle resigned as directors, Edward J. Tobin resigned as President, Steven A. Saide resigned as Secretary, T.S. Wong and Victor Ng were elected directors, Mr. Tobin was elected Chairman and Secretary and Mr. Wong was elected President.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On February 24, 1999, Registrant acquired 100% of the issued and outstanding capital stock of TecnoChannel Sdn Bhd, a privately held Malaysian corporation ("TSB"), in exchange for the issuance of an aggregate of 8,500,000 shares of Registrant's common stock. In connection with such acquisition, Registrant issued an aggregate of 440,000 shares of its common stock to GEM Ltd. for its services as financial advisor to Registrant.

        TSB, which was formed in April 1997 and operates under the trade name "My Web," has developed with Philips Consumer Electronics ("Philips") set-top boxes that enable Internet access via the television set. The boxes are marketed and sold by Philips and include software developed by TSB and Sun Microsystems. Approximately 15,000 of the boxes are installed in Malaysia and Singapore. In addition, TSB has developed and provides enabling technologies to manufacturers and Internet service providers serving non-personal computer devices (such as the set-top boxes) to enhance the functionalities of such devices. TSB also operates the My Web Online Service which is an Internet portal providing interactive applications, such as e-commerce, to both personal computer users and set-top box users.

ITEM 5. OTHER EVENTS.

        On August 1, 1997, Registrant issued to Ocean Strategic Holdings Limited, a Guernsey corporation ("OSHL"), a warrant (the "Warrant") to purchase 1,000,000 shares of its common stock for a cash consideration of $50,000. The exercise price of the Warrant is $.01 per share. On February 25, OSHL exercised its rights under the Warrant to purchase 500,000 shares of Registrant's common stock. The Warrant and the shares issued upon exercise thereof were issued pursuant to the provisions of Regulation S.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) FINANCIAL STATEMENTS.

        It is impracticable to provide the required financial statements concurrently with the filing of this report. Registrant expects to file the required financial statements as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

        (b) PRO-FORMA FINANCIAL INFORMATION.

        It is impracticable to provide the required pro-forma financial information concurrently with the filing of this report. Registrant expects to file the required pro-forma financial information as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

        (c) EXHIBITS.

        (c)(1) - Acquisition Agreement, dated February 24, 1999, by and among Asia Media Communications, Ltd., Ambang Dinamik Sdn. Bhd., Star Channel Systems Sdn Bhd, Cheah Meng Fui and GEM Ventures Ltd.(omitting all schedules and exhibits except for Exhibit A).*



----------------
* The Registrant shall furnish all omitted schedules and exhibits to the Acquisition Agreement, February 24, 1999, by and among Asia Media Communications, Ltd., Ambang Dinamik Sdn. Bhd., Star Channel Systems Sdn Bhd, Cheah Meng Fui and GEM Ventures Ltd., upon the request of the Securities and Exchange Commission.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ASIA MEDIA COMMUNICATIONS, LTD.




                                     By:      /s/ Edward J. Tobin
                                         -----------------------------
                                                   Chairman

Date: March 11, 1999